As filed with the Securities and Exchange Commission on February 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MALIBU BOATS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4024640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5075 Kimberly Way Loudon, Tennessee	37774
(Address of Principal Executive Offices)	(Zip Code)

Malibu Boats, Inc. Long-Term Incentive Plan

(Full title of the plan)

Jack D. Springer

Chief Executive Officer

Malibu Boats, Inc.

5075 Kimberly Way

Loudon, Tennessee 37774

Telephone: (865) 458-5478

(Name, address and telephone number, including area code, of agent for service)

Copy to:

J. Chase Cole

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Telephone: (615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	1,700,000	$17.10	$29,070,000	$3,744.22

(1)	The Malibu Boats, Inc. Long-Term Incentive Plan (the “Incentive Plan”) authorizes the issuance of a maximum of 1,700,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock that become issuable under the Incentive Plan, by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by us that results in an increase in the number of shares of our outstanding Class A Common Stock.
(2)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on February 6, 2014, as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Malibu Boats, Inc. Long-Term Incentive Plan covered by this Registration Statement on Form S-8 as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information into this Registration Statement on Form S-8, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents, which have been filed by Malibu Boats, Inc. (the “Registrant”) with the SEC, are incorporated in this Registration Statement on Form S-8 by reference:

(a) The Registrant’s prospectus filed with the SEC on January 31, 2014, pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-192862);

(b) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 31, 2014 and February 6, 2014 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

(c) The description of the Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 30, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to such Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is consistent with or modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our certificate of incorporation limits or eliminates the personal liability of our directors to the fullest extent permitted by Delaware law. We have adopted provisions in our certificate of incorporation and bylaws that allow us to indemnify our officers and directors to the fullest extent allowed by Delaware law, as it now exists or may in the future be amended. These documents further provide that we shall pay expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

In addition to the foregoing provisions of our certificate of incorporation and bylaws, our officers and directors may be indemnified by us pursuant to Section 145 of the Delaware General Corporation Law, or the DGCL. Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made by a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorney’s fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We maintain an insurance policy on behalf of our officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by law and by our certificate of incorporation or bylaws.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (previously filed on January 8, 2014 as Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1)

4.2	Bylaws of the Registrant (previously filed on January 8, 2014 as Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1)

4.3	Form of Class A Common Stock Certificate (previously filed on January 8, 2014 as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats, Inc.

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats Holdings, LLC

23.3	Consent of Waller Lansden Dortch & Davis, LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1	Malibu Boats, Inc. Long-Term Incentive Plan (previously filed on January 8, 2014 as Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information is the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) and that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loudon, State of Tennessee, on February 7, 2014.

MALIBU BOATS, INC.

By:	/s/ Jack D. Springer
Name:	Jack D. Springer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michael K. Hooks and Mark W. Lanigan, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file or caused to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack D. Springer Jack D. Springer	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2014

/s/ Wayne R. Wilson Wayne R. Wilson	Chief Financial Officer (Principal Financial and Accounting Officer)	February 7, 2014

/s/ Michael K. Hooks Michael K. Hooks	Chairman of the Board and Director	February 7, 2014

/s/ James R. Buch James R. Buch	Director	February 7, 2014

/s/ Ivar S. Chhina Ivar S. Chhina	Director	February 7, 2014

Michael J. Connolly	Director

Phillip S. Estes	Director

Mark W. Lanigan	Director

Peter E. Murphy	Director

/s/ John E. Stokely John E. Stokely	Director	February 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference herein to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on January 8, 2014)

4.2	Bylaws of the Registrant (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on January 8, 2014)

4.3	Form of Class A Common Stock Certificate (incorporated by reference herein to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on January 8, 2014)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats, Inc.

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats Holdings, LLC

23.3	Consent of Waller Lansden Dortch & Davis, LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1	Malibu Boats, Inc. Long-Term Incentive Plan (incorporated by reference herein to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on January 8, 2014)